Exhibit 32.1
                                  CERTIFICATION

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Capital Alliance Income Trust Ltd. (the "Company") on Form 10-Q for the period ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard J. Wrensen, Chief Executive Officer and President of the Company, and I, Andrea Barney, Principal Accounting Officer and Controller of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully compiles with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: May 15, 2008
                                    /s/ Richard J. Wrensen
                                    ----------------------
                                    Richard J. Wrensen
                                    President, Chief Executive Officer
                                    and Chief Financial Officer


                                    /s/ Andrea Barney
                                    -----------------
                                    Andrea Barney
                                    Principal Accounting Officer and Controller